EXHIBIT 99.1

TOR Minerals International to Report Fourth Quarter 2013 Financial Results

CORPUS CHRISTI, Texas, January 28, 2014 - TOR Minerals International (Nasdaq: TORM), producer of synthetic titanium dioxide and color pigments, specialty aluminas, and other high performance mineral fillers, announced today that the company plans to release results for its fourth quarter ended December 31, 2013, after the Market closes on Thursday, February 27, 2014.  Olaf Karasch, President and CEO, will host a conference call at 5:00 p.m. Eastern, 4:00 p.m. Central, that day to discuss the company's results.

Investors and interested parties may participate in the call by dialing 877-407-8033 and referring to conference ID # 13575317. A live and archived webcast of the conference call will be available via the News section of the company's website, http://www.torminerals.com.

Headquartered in Corpus Christi, Texas, TOR Minerals International, Inc. is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

Contact:
 Three Part Advisors, LLC
Dave Mossberg
817-310-0051

Jeff Elliott
972-423-7070